Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerry Collazo, the Chief Financial Officer of Orange 21 Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2007 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer
August 14, 2007